Sub-Item 77I, 77Q1(a) and 77Q1(d)

BNY Mellon Funds Trust

(the "Registrant")

BNY Mellon Income Stock Fund

 (the "Fund")

At a meeting held on March 6-7, 2017, the Board of Trustees of the Registrant approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 64 to the Registrant's Registration Statement on Form N-1A, filed on March 24, 2017, effective as of March 31, 2017 ("Amendment No. 64").

2.      The disclosure in the Supplement to the Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment, incorporated by reference to Exhibit (a)(9) of Amendment No. 64.

4.      The Registrant's Amended and Restated Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Amendment No. 64.